UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2020

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Royal Caribbean Cruises Ltd. (the “Company”) is party to (i) a Credit Agreement, as amended and restated as of October 12, 2017 and as amended on May 24, 2019 (together with all other amendments, if any, from time to time made thereto, the “Nordea Credit Agreement”), by and among the Company, Nordea Bank AB (publ), New York Branch as administrative agent and certain lenders party thereto and (ii) a Credit Agreement  dated as of June 15, 2015, as amended and restated as of December 4, 2017 as further amended as of April 5, 2019 (together with all other amendments, if any, from time to time made thereto, the “BNS Credit Agreement” and collectively with the Nordea Credit Agreement, the “Revolving Credit Facilities”), by and among the Company, the Bank of Nova Scotia as administrative agent and various other financial institutions party thereto.

On March 27, 2020, in connection with the Company’s desire to increase its cash position and enable financial flexibility in light of current uncertainty resulting from the COVID-19 outbreak, the Company provided notice to the lenders under each of the Revolving Credit Facilities to complete its draw down of all remaining commitments under each Revolving Credit Facility. Upon funding of the requested draws, there will be $1,550,000,000 outstanding under the Nordea Credit Agreement and $1,925,000,000 outstanding under the BNS Credit Agreement.

For a description of the Nordea Credit Agreement and the BNS Credit Agreement please refer to the Form 8-K filed by the Company on October 17, 2017 and the Form 8-K filed by the Company on April 10, 2019, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date: April 1, 2020	By:	/s/ Bradley H. Stein
	Name:	Bradley H. Stein
Senior Vice President, General Counsel & Secretary